As filed with the U.S. Securities and Exchange Commission on July 7, 2025.

Registration No. 333-288356

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

FORM S-1/A

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Blueport Acquisition Ltd

(Exact name of registrant as specified in its constitutional documents)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

366 Madison Ave 3rd Floor

New York, NY 10017

212-829-8937

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

William Rosenstadt

Chief Executive Officer

c/o Blueport Acquisition Ltd

366 Madison Ave 3rd Floor

New York, NY 10017

212-829-8937

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Giovanni Caruso, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 212-407-4000	Robert H. Cohen, Esq. McDermott Will & Emery LLP One Vanderbilt Avenue New York, NY 10017-3852 212-547-9000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Blueport Acquisition Ltd is filing this Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-288356) as an exhibits-only filing to file an amended Exhibit 107. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has been omitted.

Part II

Information not required in prospectus

Item 16. Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1*	Articles of Association of the Registrant, as currently in effect
3.2*	Form of Amended and Restated Articles of Association of the Registrant, effective immediately prior to the completion of this offering
4.1*	Specimen Unit Certificate
4.2*	Specimen Ordinary Share Certificate
4.3*	Specimen Rights Certificate
4.4*	Form of Rights Agreement between VStock Transfer and the Registrant
5.1*	Opinion of Ogier Global (Cayman) Limited
5.2*	Opinion of Loeb & Loeb LLP
10.1*	Form of Letter Agreement among the Registrant, Underwriters and the Company’s Insiders
10.2*	Form of Investment Management Trust Agreement among Wilmington Trust, National Association and the Registrant
10.3*	Form of Registration Rights Agreement among the Registrant and the Insiders
10.4*	Form of Private Units Purchase Agreement between the Registrant and the Sponsor
10.5*	Form of Indemnification Agreement
10.6*	Form of Administration Service Agreement between the Registrant and the Sponsor
10.7*	Securities Subscription Agreement between the Registrant and the Sponsor dated February 28, 2025.
10.8*	Promissory Note, dated February 28, 2025, issued to the Sponsor
14.1*	Form of Code of Business and Ethics
23.1*	Consent of Adeptus Partners, LLC
23.2*	Consent of Ogier Global (Cayman) Limited (included in Exhibit 5.1)
23.3*	Consent of Loeb & Loeb LLP (included in Exhibit 5.2)
24*	Power of Attorney (included on signature page)
99.1*	Audit Committee Charter
99.2*	Compensation Committee Charter
99.3*	Corporate Governance and Nominating Committee
99.4*	Clawback Policy
99.5*	Insider Trading Policy
99.6*	Consent of Yarona Yieh, an independent director appointee
99.7*	Consent of Scott Silverman, an independent director appointee
99.8*	Consent of Steven Sanders, an independent director appointee
107	Filing fee table

*	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, United States of America, on July 7, 2025.

Blueport Acquisition Ltd

By:	/s/ William Rosenstadt
Name:	William Rosenstadt
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on July 7, 2025.

Name	Position

/s/ William Rosenstadt	Chairman and Chief Executive Officer
William Rosenstadt	(principal executive officer)

/s/ Kulwant Sandher	Chief Financial Officer
Kulwant Sandher	(principal financial officer and principal accounting officer)

Authorized representative IN THE UNITED STATES

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Blueport Acquisition Ltd, in New York, New York, on the 7th day of July 2025.

By:	/s/ William Rosenstadt
Name:	William Rosenstadt
Title:	Chairman and Chief Executive Officer

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